United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 25, 2002

DIGENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28194	52-1536128

(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of Principal	(Zip Code)
Executive Offices)

(301) 944-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     On April 25, 2002, Digene Corporation, a Delaware corporation (“Digene”), issued a press release announcing that Cytyc Corporation (“Cytyc”) is extending the expiration date of its offer to purchase for cash and stock all of the outstanding shares of common stock of Digene. This extension has been made while Digene and Cytyc respond to the U.S. Federal Trade Commission’s formal request under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) for additional information and documentation with respect to Cytyc’s proposed acquisition of Digene.

     The exchange offer had been scheduled to expire on April 25, 2002 and, with the current extension, is now scheduled to expire at 12:00 midnight, New York City time, on Thursday, May 9, 2002, unless further extended. Under the terms of the definitive merger agreement between the parties, Cytyc can extend the offer period for one or more successive extension periods not in excess of 10 business days each if, at the scheduled expiration date of the offer or any extension thereof, any of the conditions of the offer have not been satisfied or waived. Expiration or termination of the applicable waiting period under the HSR Act is a condition of the offer.

     A copy of the press release of April 25, 2002 is filed herewith as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

     (c)  Exhibits:

Exhibit No.		Description:

99.1	Press Release, dated April 25, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION
(Registrant)

/s/ Evan Jones
Date: April 25, 2002	By: Evan Jones
Title: Chairman and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated April 25, 2002

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